Exhibit 10.1

THIRD AMENDMENT TO BUSINESS PARK LEASE

THIS THIRD AMENDMENT TO BUSINESS PARK LEASE ("Third Amendment") is entered into as of June 25, 2021, by and between FACEBOOK, INC., a Delaware corporation (as successor-in- interest to David D. Bohannon Organization, a California corporation), herein called "Landlord", and ADICET BIO, INC., a Delaware corporation, herein called "Tenant".

RECITALS

A.        Landlord's predecessor-in-interest and Tenant entered into a written Lease, dated September 30, 2015, hereinafter referred to as the "Original Lease", as amended by that certain First Amendment to Business Park Lease dated September 12, 2019 (the "First Amendment"), and as further amended by that certain Second Amendment to Business Park Lease dated October 19, 2020 (the "Second Amendment", the Original Lease, the First Amendment and the Second Amendment referred to herein as the "Lease"), for the lease of certain premises currently identified as 200 Constitution Drive (sometimes referred to herein as the "Original Premises") 175-177 Jefferson Drive, sometimes herein referred to as the "Expansion Premises", and 173 Jefferson Drive, sometimes referred to as the "Second Expansion Premises", located in the City of Menlo Park, State of California.

B.        Pursuant to that certain Notice dated March 20, 2021 (the "Termination Notice"), Landlord has exercised its right to terminate Tenant's right to the Expansion Premises and the Second Expansion Premises, effective as of October 1, 2021

C.        Tenant wishes to further expand the Premises to include the premises known as 235 Constitution Drive (the "Third Expansion Premises") in Menlo Park, California, as shown on Exhibit A, and make certain other amendments to the Lease.

D.        By this Third Amendment, Landlord and Tenant desire to amend the Lease in those particulars as hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the Premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.          Definitions. Unless otherwise defined in this Third Amendment, all initially-capitalized terms used herein shall have the meanings described in the Lease.

2.          Termination of Lease for Expansion Premises and Second Expansion Premises. Pursuant to the Termination Notice, Landlord terminated the Lease for the Expansion Premises and Second Expansion Premises as of October 1, 2021. Notwithstanding the foregoing and the contents of the Termination Notice, the parties agree to terminate the Lease as to the Expansion Premises and the Second Expansion Premises as of the date immediately prior to the Third Expansion Premises Commencement Date.

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3.          Third Expansion Premises. Effective upon the Third Expansion Premises Commencement Date (as defined below), the "Premises" (as that term is used in the Lease) shall be amended to include the Third Expansion Premises. The Third Expansion Premises is more fully depicted on Exhibit A. Effective upon the Third Expansion Premises Commencement Date, the Original Premises, and the Third Expansion Premises shall be referred to collectively as the "Premises". Tenant hereby accepts the Third Expansion Premises in its "as is" condition with all faults, and with no representations or warranties by Landlord nor any employee or agent of Landlord with respect to any portion of the Third Expansion Premises (including the exterior areas of the Building) including, without limitation, any representation or warranty with respect to the suitability or fitness of the Third Expansion Premises for the conduct of Tenant's business. Without limiting the foregoing, Landlord is not required to perform or pay for any improvements in the Third Expansion Premises or otherwise, and is not offering any form of tenant improvement allowance, free rent, or similar concession. Tenant shall be permitted to park vehicles in the parking areas adjacent to the Third Expansion Premises in compliance with reasonable rules and regulations promulgated by Landlord. Tenant expressly acknowledges that the Third Expansion Premises does not include any exterior signage rights. Tenant shall pay its share of all operating costs, taxes and insurance in the manner set forth in the Lease for the Third Expansion Premises.

4.        Third Expansion Premises Term. The term of the Third Expansion Premises shall commence on the earlier to occur of (a) the date Tenant first occupies the Third Expansion Premises for the purposes of conducting business and the permitted use (as opposed to moving in furniture, fixtures and equipment), or (b) July 15, 2021 (the "Third Expansion Premises Commencement Date"), and shall expire on June 30, 2022, unless terminated earlier as provided herein (the "Third Expansion Premises Term"). The term of the Original Premises shall be extended through June 30, 2022 (unless terminated earlier as provided herein). Notwithstanding anything in the Original Lease to the contrary, Tenant shall have no options to renew the term for the Original Premises after the Third Expansion Premises Term. Upon mutual execution hereof, Tenant may access the Third Expansion Premises for the purpose of installing its furniture, fixtures and equipment and performing alterations specifically approved in writing by Landlord, provided that Tenant delivers Landlord with prior written notice and any required insurance certificates for itself and any contractors, vendors or agents entering the Third Expansion Premises. Tenant shall have the right to terminate the Lease prior to the expiration of the Third Expansion Premises Term as to either the Third Expansion Premises or the Original Premises by delivery of written notice to Landlord, and such termination shall be effective forty-five (45) days after Landlord's receipt of such notice. For clarification purposes, in no event shall Tenant have the option to extend the term for the Original Premises nor the Third Expansion Premises beyond June 30, 2022 (or such earlier date as the Lease may terminate vis-a-vis the Third Expansion Premises or the Original Premises).

5.          Tenant shall use the Third Expansion Premises solely for general office purposes, and for no other purposes without Landlord's written consent.

6.          Tenant covenants and agrees that it will not knowingly use or permit to be used the Premises or any part thereof for any unlawful purpose whatsoever. Tenant shall obtain and maintain all governmental licenses and permits required for the lawful and proper conducting of Tenant's business in the Premises.

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7.          Base Rent. Commencing on the Third Expansion Premises Commencement Date, the base rent payable under the Lease shall be as follows:

Total base rent

Month	Original Premises	Third Expansion Premises	Total
Third Expansion Premises Commencement Date	$50,289.31	$36,996.96	$87,286.00
8/1/2021	$50,289.31	$36,996.96	$87,286.00
9/1/2021	$50,289.31	$36,996.96	$87,286.00
10/1/2021	$50,289.31	$38,106.62	$88,395.93
11/1/2021	$50,289.31	$38,106.62	$88,395.93
12/1/2021	$50,289.31	$38,106.62	$88,395.93
1/1/2022	$50,289.31	$38,106.62	$88,395.93
2/1/2022	$51,797.99	$38,106.62	$89,904.61
3/1/2022	$51,797.99	$38,106.62	$89,904.61
4/1/2022	$51,797.99	$38,106.62	$89,904.61
5/1/2022	$51,797.99	$38,106.62	$89,904.61
6/1/2022	$51,797.99	$38,106.62	$89,904.61

Tenant shall pay the base rent, as set forth above, in accordance with the terms and conditions of the Lease (as amended hereby).

Monetary payments (including base rent) shall be payable by wire transfer to Landlord at the following account:

Account Name: Facebook, Inc., Cushman & Wakefield U.S., Inc. AAF

Account #: 506367363

For Wire Transfers:

Bank Routing and Transit Number: 021000021

SWIFT Code: CHASUS33

City and State: New York, New York

8.          Security Deposit. The parties acknowledge that Tenant has previously delivered to Landlord a security deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Original Security Deposit"), that in connection with the First Amendment, Tenant delivered to Landlord the additional sum of One Hundred Eleven Thousand Six Hundred Twenty Dollars ($111,620.00) (the "Additional Security Deposit") and that in connection with the Second Amendment, Tenant delivered to Landlord the additional sum of Sixty-Eight Thousand Sixty-Eight Dollars ($68,068.00) (the "Third Security Deposit"). The Original Security Deposit, the Additional Security Deposit and the Third Security Deposit shall continue to be held by Landlord pursuant to the terms and conditions of Section 19.9 of the Lease.

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9.          California Civil Code Section 1938. Tenant hereby acknowledges and agrees that, prior to the mutual execution and delivery of this Third Amendment, Landlord has disclosed to Tenant the following disclosures required by Section 1938 of the California Civil Code: (i) as of the Third Expansion Premises Commencement Date, Landlord has not had the property being leased hereunder inspected by a Certified Access Specialist ("CASp") (as that term is defined in California Civil Code Section 55.52); and (ii) "a CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Tenant (for itself and all others claiming through Tenant) hereby irrevocably waives and releases all rights and claims it may have under or in connection with Section 1938 of the California Civil Code, as such code section may be amended from time to time, and any successor statutes and similar applicable laws, now or hereafter in effect.

10.        Tenant Certifications. Tenant represents and warrants to Landlord that (a) the Lease is in full force and effect; (b) there exists no breach or default under the Lease on the part of Landlord, nor any state of facts which, with notice, the passage of time, or both, would constitute a breach or default under the Lease on the part of Landlord; (c) Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part); (d) Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the property of which the Premises are a part; (e) there has not been filed by Tenant or against Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant; (f) all insurance as may be required under the terms of the Lease to be maintained by Tenant is being maintained by Tenant; and (g) there is no defense, offset, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of the undersigned under the Lease.

11.        Effect of Third Amendment; Conflicts. Except as expressly provided herein, the Lease shall continue unmodified and in full force and effect and is hereby ratified and reaffirmed by the parties hereto. Tenant represents and warrants that Landlord is not in default in any respect in the performance of the terms and provisions of the Lease nor is there now any fact or condition which, with notice or lapse of time or both, would constitute such a default. Should any provision of this Third Amendment conflict with any provisions of the Original Lease, the First Amendment or the Second Amendment, the provisions containing such inconsistencies shall first be reconciled with one another to the maximum extent possible, and then to the extent of any remaining inconsistency, the provisions of this Third Amendment shall control.

12.        Successors and Assigns. The provisions of this Third Amendment shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties, subject to the applicable provisions of the Lease.

13.        No Broker. Each party represents and warrants to the other that no broker or finder has been involved in this transaction, and that there are no claims for brokerage commissions or finders fees in

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connection with this transaction. If any claims for brokerage commissions or fees are ever made in connection with this transaction, the party whose representation and warrant was inaccurate shall indemnify, defend and hold harmless the other from all claims, suits, judgments, damages, liabilities and expenses arising from any such claim by any broker or finder including, without limitation, the cost of counsel fees.

14.        Entire Agreement. This Third Amendment sets forth the entire understanding of the parties in connection with the subject matter of this Third Amendment. There are no agreements between Landlord and Tenant relating to the Lease or the Premises other than the Original Lease, the First Amendment, the Second Amendment and this Third Amendment. Neither party has relied upon any understanding, representation or warranty not set forth in this Third Amendment, either oral or written, as an inducement to enter into this Third Amendment. All Exhibits attached to this Third Amendment are incorporated herein by this reference as though set forth in full.

15.        Counterparts. This Third Amendment may be executed in two or more faxed or .pdf or DocuSign counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

16.        Joint and Several Liability. Each of the persons signing this Third Amendment as Tenant shall be jointly and severally liable for the performance of Tenant's obligations under the Lease (as amended hereby).

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Signature page to follow.]

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SIGNATURE PAGE TO

THIRD AMENDMENT TO

BUSINESS PARK LEASE

BY AND BETWEEN

FACEBOOK, INC.

&

ADICET BIO, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD: FACEBOOK, INC., a Delaware corporation

TENANT: ADICET BIO, INC., a Delaware corporation

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EXHIBIT A

SITE PLAN SHOWING THIRD EXPANSION PREMISES

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